MTBC Announces $2.3 Million Registered Direct Offering Priced At-The-Market
Wednesday, May 10, 2017

SOMERSET, N.J. May 10, 2017 (Marketwired) — MTBC (Nasdaq: MTBC) (Nasdaq: MTBCP) a leading provider of proprietary, cloud-based electronic health records, practice management and mHealth solutions, today announced that it has entered into a definitive agreement with institutional investors for a registered direct offering of shares of its common stock priced at-the-market with gross proceeds of $2.3 million. The closing of the offering is expected to take place on or about May 15, 2017, subject to the satisfaction of customary closing conditions.

In connection with the offering, MTBC will issue 1,000,000 registered shares of common stock at a purchase price of $2.30 per share. Concurrently, MTBC will issue warrants to purchase up to 2,000,000 shares of its common stock. The warrants have an exercise price of $5.00 per share, and will be exercisable immediately for potential additional gross proceeds of approximately $10 million and will expire one year from the initial exercise date.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, is acting as the exclusive placement agent in connection with the offering.

The shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) are being offered pursuant to a “shelf” registration statement (File No. 333-210391). Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

A prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement, when filed with the SEC, and accompanying prospectus relating to this offering may also be obtained from H.C. Wainwright & Co., LLC, by emailing placements@hcwco.com or by calling 646-975-6996.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers throughout the United States. Our integrated Software-as-a-Service (SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

Forward-Looking Statements

Any statements in this press release about Medical Transcription Billing’s future expectations, plans and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, discussed in the “Risk Factors” section of the Company’s most recent filings with the Securities and Exchange Commission. The closing of the offering is subject to market and customary closing conditions and there can be no assurance as to whether or when the offering will close. In addition, any forward-looking statements included in this press release represent Medical Transcription Billing’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

For additional information, please visit our website at www.mtbc.com.

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SOURCE MTBC

Company and Investor Contact:
Bill Korn
Chief Financial Officer
Medical Transcription Billing, Corp.
bkorn@mtbc.com
732-873-5133